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As filed with the Securities and Exchange Commission on September 4, 2003

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The J. Jill Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-2973769 (I.R.S. employer identification no.)
4 Batterymarch Park, Quincy, Massachusetts (Address of principal executive offices)	02169 (Zip code)
The J. Jill Group, Inc. Amended and Restated 2001 Incentive and Non-Statutory Stock Option Plan (Full title of the plan)

Gordon R. Cooke
President, Chief Executive Officer and Chairman of the Board of Directors
The J. Jill Group, Inc.
4 Batterymarch Park
Quincy, Massachusetts 02169
(Name and address of agent for service)
 (617) 376-4300
(Telephone number, including area code, of agent for service)

WITH COPIES TO: David R. Pierson, Esq. Foley Hoag LLP 155 Seaport Boulevard Boston, Massachusetts 02210 (617) 832-1000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

common stock, $0.01 par value	1,000,000 shares (1)	$15.485 (2)	$15,485,000 (2)	$1,252.74 (2)

(1)
Represents shares of common stock issuable upon exercise of stock options available for grant under The J. Jill Group, Inc. Amended and Restated 2001 Incentive and Non-Statutory Stock Option Plan.

(2)
Calculated pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933 based on the average of the high and low sale prices of the common stock as reported on the Nasdaq National Market on September 2, 2003.

        This Registration Statement covers 1,000,000 shares of our common stock issuable pursuant to our Amended and Restated 2001 Incentive and Nonqualified Stock Option Plan. These shares are in addition to the 750,000 shares of common stock registered pursuant to the Registration Statement on Form S-8, File No. 333-97105, which we filed with the Securities and Exchange Commission on July 25, 2002 and the 1,500,000 shares of common stock registered pursuant to the Registration Statement on Form S-8, File No. 333-67832, which we filed with the Securities and Exchange Commission on August 17, 2001. All share numbers in this registration statement reflect a three-for-two split of our common stock in the form of a stock dividend paid on June 28, 2002.

        The contents of our Registration Statements on Form S-8, File Nos. 333-97105 and 333-67832, are incorporated herein by reference.

PART II

Item 8. Exhibits.

Exhibit Number	Description
4.1	Amended and Restated 2001 Incentive and Non-Statutory Stock Option Plan (included as Appendix A to the Company's definitive Proxy Statement for its annual meeting of stockholders held on May 30, 2003, File No. 0-22480, and incorporated herein by reference).
5.1	Opinion of Foley Hoag LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Foley Hoag LLP (included in Exhibit 5.1).
24.1	Power of attorney (contained on the signature page of this registration statement).

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quincy, Massachusetts, as of September 4, 2003.

The J. Jill Group, Inc.
By:	/s/ OLGA L. CONLEY Olga L. Conley President—Corporate Services, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

        KNOW ALL BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Gordon R. Cooke and Olga L. Conley, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for him, any or all of them, may lawfully do or cause to be done by virtue hereof.

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        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the indicated capacities on the date indicated.

Signature	Title

/s/ GORDON R. COOKE Gordon R. Cooke	President, Chief Executive Officer and Chairman of the Board of Directors and Director (Principal Executive Officer)	September 4, 2003
/s/ OLGA L. CONLEY Olga L. Conley	President—Corporate Services, Chief Financial Officer and Treasurer (Principal Financial Officer)	September 4, 2003
/s/ LINDA L. TRUDEL Linda L. Trudel	Vice President/Corporate Controller (Principal Accounting Officer)	September 4, 2003
/s/ WILLIAM E. ENGBERS William E. Engbers	Director	September 4, 2003
/s/ BRETT D. HEFFES Brett D. Heffes	Director	September 4, 2003
/s/ THOMAS J. LITLE Thomas J. Litle	Director	September 4, 2003
/s/ RUTH M. OWADES Ruth M. Owades	Director	September 4, 2003
Samuel L. Shanaman	Director
Jonathan P. Ward	Director

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EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Foley Hoag LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Foley Hoag LLP (included in Exhibit 5.1).
24.1	Power of attorney (contained on the signature page of this registration statement).

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PART II
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX